                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             RADIAN GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

[RADIAN LETTERHEAD WITH LOGO]

                                                                   April 5, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Radian Group Inc., which will be held at the offices of the Company at 1601 Market Street, 11th Floor, Philadelphia, Pennsylvania 19103, at 9:00 a.m., local time, on Tuesday, May 7, 2002. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders at the meeting.

     Whether or not you plan to attend the upcoming meeting, please sign, date and return the enclosed proxy card as soon as possible so that your shares can be voted in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. Since the representation of stockholders at the meeting is very important, we thank you in advance for your participation.

Sincerely,

/s/ Howard S. Yaruss
HOWARD S. YARUSS
Secretary

                               RADIAN GROUP INC.
                               1601 Market Street
                             Philadelphia, PA 19103
                            ------------------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  MAY 7, 2002

                            ------------------------

TO THE STOCKHOLDERS OF
RADIAN GROUP INC.:

     Notice is hereby given that the Annual Meeting of the Stockholders of RADIAN GROUP INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 1601 Market Street, 11th Floor, Philadelphia, Pennsylvania, on Tuesday, May 7, 2002 at 9:00 a.m., local time, for the following purposes:

        1. To elect four directors for terms of three years each, to serve until their successors shall be elected and qualified;

        2. To approve the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on March 22, 2002 will be entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection during normal business hours from April 27, 2002 through May 7, 2002 at the offices of the Company at 1601 Market Street, 11th Floor, Philadelphia, PA 19103.

                                          By Order of the Board of Directors,

                                          HOWARD S. YARUSS
                                          Secretary

Philadelphia, PA
April 5, 2002

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                               RADIAN GROUP INC.
                               1601 Market Street
                             Philadelphia, PA 19103

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  MAY 7, 2002

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RADIAN GROUP INC. (the "Company"), for use at the 2002 annual meeting of stockholders to be held at the offices of the Company, 1601 Market Street, 11th Floor, Philadelphia, PA, on Tuesday, May 7, 2002 at 9:00 a.m., local time, and at any adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying Proxy Card are expected to be distributed to stockholders on or about April 5, 2002.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, Georgeson Shareholder Communications Inc. has been engaged to solicit proxies by mail, telephone or personal solicitation. It is anticipated that the fees to be paid to Georgeson Shareholder Communications Inc. by the Company will not exceed $10,000. Proxies may also be solicited by officers and directors and a small number of employees of the Company who will not be specially compensated for such services. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will, upon request, reimburse such persons for reasonable expenses incurred in that regard.

                             PURPOSE OF THE MEETING

     At the annual meeting, the stockholders will be asked to (i) elect four directors to hold office as provided by law and the By-laws of the Company, (ii) approve the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and (iii) transact such other business as may properly come before the meeting.

                             VOTING AT THE MEETING

     Holders of record of the shares of common stock of the Company at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting. As of that date, 94,578,761 shares of common stock were issued and outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding held of record by such stockholder.

     The Company presently has no other class of stock outstanding that is entitled to vote at the meeting. A quorum is necessary to conduct the business of the meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to take action with respect to any other matter as may be properly brought before the meeting.

     With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be considered present for purposes of determining whether a quorum exists, but will be excluded entirely from the vote and will have no effect.

     Abstentions may be specified on the proposal to approve the Company's auditors. Abstentions may not be specified for the election of directors. Abstentions will be considered present for purposes of determining whether a quorum exists, will not be counted as votes cast in the affirmative, and will therefore have the same effect as a negative vote.

     Brokers that are member firms of the New York Stock Exchange and that hold shares in street name for customers have the authority to vote those shares with respect to the election of directors and the approval of the appointment of Deloitte & Touche LLP if they have not received instructions on how to vote on either or both of these matters from the customers.

     Shares cannot be voted at the meeting unless the holder of record is present in person or is represented by proxy. The enclosed Proxy Card is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares of common stock represented by each properly executed Proxy Card will be voted at the meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying Proxy Card will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the meeting, or by executing a later-dated proxy that is received by the Company before the meeting.

     YOUR PROXY VOTE IS IMPORTANT TO THE COMPANY. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT (THE BANK OF NEW YORK) IN THE NAME OF A BROKER, BANK OR OTHER CUSTODIAN, NOMINEE OR FIDUCIARY, YOU MUST SECURE A PROXY FROM SUCH PERSON ASSIGNING YOU THE RIGHT TO VOTE YOUR SHARES.

                           I.  ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms. Each class is to be as equal in size as possible. Each class holds office for a term of three years and until the election and qualification of their respective successors or until their earlier removal or resignation.

     Four directors are to be elected at the 2002 annual meeting. The terms of five current directors, David C. Carney, Howard B. Culang, Claire M. Fagin, Rosemarie Greco and Ronald W. Moore, will expire at the 2002 annual meeting. One of the current directors, Claire M. Fagin, will retire from the Board of Directors of the Company effective at the 2002 annual meeting. The Board of Directors has nominated Mr. Carney, Mr. Culang, Ms. Greco and Mr. Moore for reelection as directors for terms of office that would expire in 2005. The remaining seven directors will continue to serve in accordance with their prior election or appointment.

     The nominees have consented to be named and to serve if elected or confirmed. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby FOR the election of such nominees and the proposals of the Board. The Board of Directors believes all nominees will be able to serve as directors; however, if this should not be the case, the proxies may be voted for any substitute nominee to be designated by the Board of Directors.

     The directors are to be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. The Board of Directors unanimously recommends a vote FOR the election of Mr. Carney, Mr. Culang, Ms. Greco and Mr. Moore as directors for terms of office expiring in 2005.

REQUIREMENTS FOR PROPOSAL OF NOMINEES

     The Company's Amended and Restated Certificate of Incorporation prohibits a nominee from being elected a director unless the name of the nominee, together with such consents and information concerning present and prior occupations, transactions with the Company or its subsidiaries, and other matters as may be required pursuant to the By-laws, is filed with the Secretary of the Company no later than the time fixed pursuant to the By-laws.

     The Company's By-laws permit any stockholder entitled to vote for the election of directors at a meeting to nominate a director for election by giving written notice thereof to the Secretary of the Company received not less than 60 days before the meeting (as further described in this Proxy Statement in the section entitled "STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING" on page 24.) This notice must contain or be accompanied by the following information:

          (a) the name and residence of the stockholder who intends to make the nomination;

          (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had proxies been solicited with respect to the nominee by the management or Board of Directors of the Company;

          (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

          (e) the consent of each nominee to serve as a director of the Company.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND REGARDING CONTINUING DIRECTORS

     The information provided below as to personal background has been provided by each director and nominee as of March 15, 2002. References in this section to "Radian Guaranty" are to Radian Guaranty Inc., an operating subsidiary of the Company.

                          NOMINEES FOR ELECTION AT THE
                            2002 ANNUAL MEETING FOR
                             TERMS EXPIRING IN 2005

DAVID C. CARNEY............  Mr. Carney has been Chairman of the Board of
                             Directors of ImageMax, Inc. since 1999 and has been a director of ImageMax, Inc. since 1997. He served as Executive Vice President of Jefferson Health Systems from October 1996 until May 1999. From April 1995 until October 1996 he was Chief Executive Officer of D.C. Carney Consulting Service. He served as Chief Financial Officer of CoreStates Financial Corp, a banking and financial services holding company, from April 1991 until April 1995. Mr. Carney is a Certified Public Accountant and served as Philadelphia Area Managing Partner for Ernst & Young LLP from 1980 through 1991. He has served as a director of AAA Mid-Atlantic and Keystone Insurance Companies since 1996. He has been a director of the Company since November 1992. Age: 64.

HOWARD B. CULANG...........  Mr. Culang has been President of Laurel
                             Corporation, a financial services firm, since January 1996. He has been Managing Member of JH Capital Management, a management company for a private equity fund, since July 1998. He has been the Managing Member of Cognitive Capital Management, a management company for a private fund of funds, since January 2001. From January 1994 to December 1995, he was Vice Chairman of Residential Services Corporation of America, the holding company for Prudential Home Mortgage, Lender's Service, Inc.

                             and Prudential Real Estate Affiliates. He served as a director of Smart Storage Inc. between 1997 and 2001. He has been a director of the Company since June 1999. Age: 55.

ROSEMARIE GRECO............  Ms. Greco is a Principal of GRECOventures, a
                             business consulting and investment partnership. She served as President of CoreStates Financial Corp., the parent company of Corestates Bank, from May 1996 until August 1997 and President and Chief Executive Officer of CoreStates Bank, a financial institution, from August 1994 to August 1997. She also served as Chief Banking Officer of CoreStates Financial Corp. from August 1994 to May 1996, and as Chief Retail Services Officer from October 1993 to August 1994. She was a bank director from April 1992 to August 1997. Ms. Greco is also a director of Sunoco, Inc. and Exelon, Inc. She is a trustee of Pennsylvania Real Estate Investment Trust and SEI I Funds of SEI Investment Management. She has been a director of the Company since June 1999.
                             Age: 55.

RONALD W. MOORE............  Mr. Moore has been an Adjunct Professor of Business
                             Administration, Graduate School of Business
                             Administration, Harvard University since 1990. Mr. Moore has been a director of the Company since November 1992. Age: 56.

                         DIRECTORS CONTINUING IN OFFICE
                          WITH TERMS EXPIRING IN 2003

FRANK P. FILIPPS...........  Mr. Filipps is the Chief Executive Officer of the
                             Company and has been the Chairman of its Board of Directors since June 1999. He joined the Company and Radian Guaranty, as Senior Vice President and Chief Financial Officer in November 1992, and became Executive Vice President and Chief Operating Officer of the Company and Radian Guaranty in 1994. In January 1995 he became President of the Company and Chairman of the Board, President and Chief Executive Officer of Radian Guaranty. In January 1996 Mr. Filipps was named Chief Executive Officer of the Company. From 1975 until October 1992 he was an executive with American International Group, Inc., an insurance holding company, serving as Vice President and Treasurer from 1989 to 1992. He has been a director of Impac Mortgage Holdings since November 1995. He has been a director of the Company since May 1995. Age: 54.

STEPHEN T. HOPKINS.........  Mr. Hopkins is President of Hopkins and Company
                             LLC, a management consulting business he formed in February 1999. From January 1976 to January 1999, he held a number of managerial positions with Federal Home Loan Mortgage Corporation ("Freddie Mac"), serving as Senior Vice President and National Sales Director from April 1994 through August 1998. He has been a director of the Company since June 1999. Age: 51.

ROBERT W. RICHARDS.........  Mr. Richards was Chairman of the Board of Directors
                             of Source One Mortgage Services Corporation, a mortgage banking company, from 1989 until his retirement in 1996. He held a number of managerial positions with Source One from 1971 through 1996, serving as President from 1987 to 1989. He has been a director of the Company since November 1992. Age:
                             59.

ANTHONY W. SCHWEIGER.......  Mr. Schweiger is the President of The Tomorrow
                             Group, LLC, which provides specialized financial and management services for complex and strategic/turnaround business issues. He is also Managing Principal of e-brilliance, LLC, a specialized Information Technology consulting and education firm. He has been a director of Paragon Technologies, Inc. since May 2001 and currently serves as Chairman of Paragon Technologies, Inc. In his capacity as a consultant, Mr. Schweiger served as the senior acting manager in a variety of businesses including Acting COO for WineAccess, a development stage infomediary from May 1998 to March 1999 and Acting Chief Executive Officer for Care Systems in 1995. He was Managing Director of the Stafford Companies, an investment banking firm from November 1994 until April 1995. From November 1993 through August 1994, he served as the Executive Vice President of First Advantage Mortgage Corporation, a mortgage banking company. Prior to that, he served as the President and Chief Executive Officer of Meridian Mortgage Corporation from 1987 until 1993 and the Executive Vice President/Chief Operating Officer for that company from 1983 to 1987. He has been a director of the Company since November 1992. Age: 60

                         DIRECTORS CONTINUING IN OFFICE
                          WITH TERMS EXPIRING IN 2004

JAMES W. JENNINGS..........  Mr. Jennings has been a partner in the Philadelphia office of the law firm of Morgan, Lewis & Bockius LLP since 1970. He has been a director of the Company since January 1993. Age: 65.

ROY J. KASMAR..............  Mr. Kasmar has been President and Chief Operating
                             Officer of the Company and Radian Guaranty since June 1999. He joined Amerin Guaranty Corporation, an Illinois domiciled insurer and wholly owned subsidiary of the Company ("Amerin"), as Executive Vice President and Chief Operating Officer in May 1996 and became President and Chief Operating Officer of Amerin in November 1997. He has been a director of Amerin since December 1996, and he was a director of Amerin Corporation from September 1998 until it merged with and into the Company in June 1999, at which time he became a director of the Company. From 1988 to 1996 he was a member of the Operating Committee and managing director of the Capital Markets group with Prudential Home Mortgage. He served as Chief Operating Officer and Vice President in charge of secondary marketing of First Boston Capital Group from 1984 to 1988. Prior to that he served as Vice President in charge of secondary marketing of Chase Home Mortgage from 1981 to 1984. Age: 46.

HERBERT WENDER.............  Mr. Wender has been Lead Director and Chairman of the Executive Committee of the Company since June 1999. He served as Chairman of the Board of Directors of the Company from August 1992 to June 1999. He was Chairman of the Board and Chief Executive Officer of Radian Guaranty from June 1983 until July 1992. Mr. Wender was a director of LandAmerica Financial Group, Inc. from February 1998 to February 2001 and served as its Vice Chairman from February 1998 through May 1999. He was Chairman of the Board and Chief Executive Officer of Commonwealth Land Title Insurance Company, a title insurance company, from June 1983 until February 1998. He has been a director of the Company since July 1992.
                             Age: 64.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during the year ended December 31, 2001, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except as noted herein. During the year ended December 31, 2001, each of Mr. Frank Filipps, Chairman of the Company, and Mr. Anthony W. Schweiger, a director of the Company, inadvertently failed to file a Form 4, disclosing one transaction each, on a timely basis. A Form 4 was subsequently filed by each. In addition, Mr. Martin Kamarck, an officer of the Company, and Mr. Herbert Wender, a director of the Company, each inadvertently failed to file an annual Form 5, disclosing one transaction each, on a timely basis. A Form 5 was subsequently filed by each. The foregoing statements are based solely upon a review of copies of reports furnished to the Company and written representations of its directors and officers that no other reports were required.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table indicates, as of December 31, 2001, information relating to each person known to the Company to be the beneficial owner within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, of more than five percent (5%) of the Company's common stock.

                                    SHARES                         VOTING POWER          INVESTMENT POWER
                                 BENEFICIALLY     PERCENT      ---------------------   ---------------------
NAME AND BUSINESS ADDRESS          OWNED(1)     OF CLASS(2)      SOLE       SHARED       SOLE       SHARED
-------------------------        ------------   -----------      ----       ------       ----       ------
INVESCO Institutional (NA),
  Inc.(3)......................   7,256,291         7.74%         -0-      7,256,291      -0-      7,256,291
1315 Peachtree Street NE
Atlanta, GA 30309
T. Rowe Price Associates(4)....   4,840,040          5.1%        674,788      -0-      4,840,040      -0-
100 E. Pratt Street
Baltimore, MD 21202

---------------
(1) The information herein is presented in reliance on information disclosed by the named beneficial owners on Schedules 13D or 13G, as filed with the Securities and Exchange Commission with respect to shares of the Company which are owned by the beneficial owners.

(2) The percentage has been determined based upon the number of shares outstanding as of the close of business on December 31, 2001.

(3) On January 29, 2002 INVESCO Institutional (NA), Inc. ("INVESCO") filed a
    Schedule 13G stating its ownership of common stock as set forth in the table above at December 31, 2001. INVESCO did not specify therein with whom voting and investment power is shared.

(4) On February 22, 2002, T. Rowe Price Associates, Inc. ("Price Associates") filed an amendment to its Schedule 13G stating its ownership of common stock as set forth in the table above at December 31, 2001. According to such
    Schedule 13G, only its client or its client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities and that the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients for which Price Associates serves as an investment adviser, and any and all discretionary authority delegated to Price Associates may be revoked in whole or in part at any time. According to such Schedule 13G, no individual accounts hold an interest of 5% or more in the securities of the Company.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of March 15, 2002, all shares of common stock of the Company which are deemed to be beneficially owned by each director of the Company, each executive officer of the Company named in the Summary Compensation Table on page 11 of this Proxy Statement, and the directors and all current executive officers of the Company as a group.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY    PERCENTAGE
NAME                                                          OWNED(1)(2)      OF CLASS
----                                                          ------------    ----------
Frank P. Filipps............................................     579,537            *
Herbert Wender..............................................     275,500            *
C. Robert Quint.............................................     224,711            *
Roy J. Kasmar...............................................     129,806            *
Martin Kamarck..............................................      65,390            *
David C. Carney.............................................      51,600            *
James W. Jennings...........................................      49,600            *
Howard S. Yaruss............................................      44,195            *
Ronald W. Moore.............................................      32,400            *
Robert W. Richards..........................................      31,300            *
Anthony W. Schweiger........................................      29,400            *
Claire M. Fagin.............................................      23,300            *
Howard B. Culang............................................       7,200            *
Rosemarie B. Greco..........................................       7,200            *
Stephen T. Hopkins..........................................       7,200            *
All directors and current executive officers as a group (18
  persons)..................................................   1,584,179         1.69%

---------------
 *  Less than one percent of class

(1) Shares are "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or direct the voting of such shares, or (ii) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days. Each named person in this table has sole voting and investment powers over the shares shown unless otherwise indicated.

(2) Includes: (1) shares allocable to employee contributions under the Company's Savings Incentive Plan as of January 31, 2001, as to which the employee has dispositive power; (2) shares that may be acquired within 60 days after March 15, 2002, upon exercise of employee and director stock options, as follows: Mr. Filipps -- 329,422 shares; Mr. Wender -- 271,500 shares; Mr. Quint -- 201,750 shares; Mr. Kasmar -- 122,098 shares; Mr. Kamarck -- 61,596 shares; Mr. Carney -- 43,200 shares; Mr. Jennings -- 41,200 shares; Mr. Yaruss -- 36,375 shares; Mr. Moore -- 27,200 shares; Mr. Richards -- 25,200 shares; Mr. Schweiger -- 7,200 shares; Dr. Fagin -- 20,100 shares; Mr. Culang -- 4,800 shares; Ms. Greco -- 4,800 shares; Mr. Hopkins -- 4,800 shares; and all executive officers not named in the aggregate -- 21,850 shares; and (3) phantom stock units as to which vesting will occur under certain circumstances as follows: Mr. Filipps -- 27,569 shares; Mr.
    Quint -- 7,324 shares; Mr. Kasmar -- 7,708 shares; Mr. Kamarck -- 3,794 shares; Mr. Carney -- 3,200 shares; Mr. Jennings -- 3,200 shares; Mr.
    Yaruss -- 4,303 shares; Mr. Moore -- 3,200 shares; Mr. Richards -- 3,200 shares; Mr. Schweiger -- 3,200 shares; Dr. Fagin -- 3,200 shares; Mr.
    Culang -- 2,400 shares; Ms. Greco -- 2,400 shares; Mr. Hopkins -- 2,400 shares; and all executive officers not named in the aggregate -- 3,990 shares.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company holds regular quarterly meetings and special meetings as and when necessary. During the period January 1, 2001 through December 31, 2001, the Board of Directors of the Company met on four occasions. The By-laws of the Company provide that the Board of Directors, by a resolution adopted by a majority of the entire Board, may designate an Executive Committee or other committees, each of which shall consist of one or more directors. In addition to the Executive Committee, the Board of Directors has the following standing committees: Stock Option and Compensation Committee, Audit Committee, Nominating Committee and Investment Committee. Each director participated in at least 75% of the meetings of the Board of Directors and the committees thereof, on which he or she served, held during 2001.

     EXECUTIVE COMMITTEE. As of December 31, 2001, the Executive Committee was composed of Messrs. Wender (Chairman), Carney, Filipps, Kasmar and Schweiger. The Executive Committee met three times during the period from January 1, 2001 through December 31, 2001.

     STOCK OPTION AND COMPENSATION COMMITTEE. As of December 31, 2001, the Stock Option and Compensation Committee was composed of four non-employee directors, Mr. Richards (Chairman), Dr. Claire M. Fagin (who is not seeking re-election to the Board of Directors and will retire as of the 2002 annual meeting), Ms. Greco and Mr. Moore. This Committee is responsible for administering the Company's 1992 Stock Option Plan, 1995 Equity Compensation Plan, 1992 Amerin Corporation Long-Term Incentive Plan and the Enhance Financial Services Group Inc. Long Term Incentive Plans and for setting compensation for the Company's senior managers. The Stock Option and Compensation Committee met five times during the period January 1, 2001 through December 31, 2001. The Stock Option and Compensation Committee's report for fiscal year 2001 appears on page 17.

     AUDIT COMMITTEE. As of December 31, 2001, the Audit Committee was composed of four non-employee directors, Messrs. Carney (Chairman), Hopkins, Jennings, and Schweiger. This Committee is responsible for recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing and approving the financial results of the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial controls. The Audit Committee met five times during the period between January 1, 2001 and December 31, 2001. The Report of the Audit Committee for fiscal year 2001 appears on page 22.

     NOMINATING COMMITTEE. As of December 31, 2001, the Nominating Committee was composed of four non-employee directors, Messrs. Schweiger (Chairman), Carney, Hopkins and Jennings. This Committee is responsible for identifying and recommending to the Company's stockholders nominees to the Company's Board of Directors. The Nominating Committee considers nominees who are recommended by stockholders as additional members of the board or to fill vacancies on the board. Stockholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information, in writing, to the Chairman of the Nominating Committee, Mr. Anthony W. Schweiger, in care of the Company. The Nominating Committee met two times during the period between January 1, 2001 and December 31, 2001. The procedures for stockholders to follow in nominating candidates to the Board of Directors is described in this Proxy Statement in the section entitled "ELECTION OF DIRECTORS -- Requirements for Proposal of Nominees" on page 2.

     INVESTMENT COMMITTEE. As of December 31, 2001, the Investment Committee was composed of Mr. Moore (Chairman), Mr. Culang, Dr. Fagin, and Mr. Richards. The Investment Committee met four times during the period January 1, 2001 through December 31, 2001.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company as of March 15, 2002. The executive officers of the Company are elected by the Board of Directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal. References in this section to "Radian Guaranty" are to Radian Guaranty Inc., an operating subsidiary of the Company.

Mark Casale................  Mr. Casale joined the Company as Senior Vice
                             President, Strategic Investments in May 2001. From August 2000 until April 2001, he served as Vice President of Society Hill Capital Management. From February 1992 until May 2000, he served in various senior management positions with Advanta Corporation, a financial services company. Age: 37.

Frank P. Filipps...........  Information about Mr. Filipps is set forth on page
                             4 of this Proxy Statement.

Martin Kamarck.............  Mr. Kamarck joined the Company in February 2001, as a result of the Company's acquisition of Enhance Financial Services Group Inc. ("Enhance"). He joined Enhance in April 1999 as President -- Insurance Businesses, in which capacity he also served as President of Enhance's wholly owned subsidiaries, Asset Guaranty Insurance Company (now named Radian Asset Assurance Inc.) and Enhance Reinsurance Company (now named Radian Reinsurance Inc.). He continues to serve as President of Radian Asset Assurance Inc. and Radian Reinsurance Inc. with offices in New York City and London. From April 1997 through 1999, Mr. Kamarck was President and Chief Operating Officer of AEW Capital Management L.P., a leading real estate investment management firm now owned by CDC Ixis. Mr. Kamarck was in public service from November 1993 through March 1997 with the Export-Import Bank of the United States, initially as First Vice President and Vice Chairman of the Board and then as President and Chairman. From 1987 until March 1993, Mr. Kamarck was an executive with Financial Guaranty Insurance Company, serving as General Counsel, Director of Real Estate Finance, Co-Head of Structured Finance and as member of the board of directors. He started his career as an attorney with the firm of Morrison & Foerster in San Francisco and subsequently as a partner from 1981-1986 in Washington, D.C. He has been a member of the board of directors of the Association of Financial Guaranty Insurers since 1999 and was Vice Chairman in 2000-2001. Age: 52.

Roy J. Kasmar..............  Information about Mr. Kasmar is set forth on page 5 of this Proxy Statement.

C. Robert Quint............  Mr. Quint was named Executive Vice President, Chief
                             Financial Officer of the Company in April 1999. He was named Senior Vice President, Chief Financial Officer of the Company and Radian Guaranty in January 1996. He joined Radian Guaranty as Vice President, Administration and Controller in August 1990. In July 1992 he became Vice President, Administration and Controller of the Company. In January 1995, he was named Vice President, Finance and Controller of the Company and Radian Guaranty. From June 1987 until August 1990 he served as an Assistant Controller for Reliance Development Group, a commercial real estate developer. Age: 42.

Elizabeth Shuttleworth.....  Ms. Shuttleworth joined Radian Guaranty in May 2001 as Executive Vice President of Information Systems. She was appointed Senior Vice President of the Company in October 2001. From 1998 to May 2001 Ms. Shuttleworth was Vice President of Information Technology and Chief Information Officer of Vlasic Foods International Inc. Throughout her career, Ms. Shuttleworth has held various positions with global corporations as a Director of Business Services as well as several strategic and business consulting positions. Age: 50

Scott Stevens..............  Mr. Stevens was named Senior Vice President, Human
                             Resources and Administration of the Company in February 2001. He was named Senior Vice President, Human Resources and Administration of Radian Guaranty in July 1998. He joined Radian Guaranty as Vice President, Human Resources and Administration in June 1995. He was a private human resources consultant to several firms from 1993 to 1995 before joining Radian Guaranty. He was previously associated with Meridian Mortgage Corporation as Senior Vice President, Corporate Services, from 1987 to 1993, BancTEXAS Dallas, N.A. as a Vice President, Corporate Services and Human Resources, from 1983 to 1987 and Provident Bancorp, Inc. as an Assistant Vice President, Human Resources, from 1978 to 1983. Age: 46

Howard S. Yaruss...........  Mr. Yaruss was named Executive Vice President of the Company in February 2002. He joined the Company and Radian Guaranty in July 1997 as Senior Vice President, Secretary and General Counsel. From July 1991 until July 1997 he served as Vice President, Assistant General Counsel and Assistant Secretary of Capital Reinsurance Company, a reinsurance company. Age: 43.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Mr. Wender receives as compensation for his services as Lead Director of the Company $100,000 per year plus stock options with a present value on the date of grant of approximately $100,000 per year. All other directors of the Company who do not serve as officers of the Company receive an annual fee for their services of $20,000, a $2,000 annual fee for serving as the chairman of a committee, a $1,500 fee for each Board of Directors meeting attended, a $1,500 fee for each committee meeting attended not in conjunction with a Board of Directors meeting and a $500 fee for each committee meeting attended in conjunction with a Board of Directors meeting attended. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with a Board of Directors or committee meeting. Directors who are employees do not receive additional compensation for their service as a director. Each non-employee director automatically receives an annual grant of 800 units of phantom stock at full value exercisable upon his or her departure from the Board of Directors of the Company. Each non-employee director also receives an annual grant of 2,400 non-qualified stock options, under the Company's stock option plan, at the fair market value of the Company's Common Stock on the date of the grant. These options become vested and fully exercisable on the first anniversary of the date of the grant, provided that the optionee is a director of the Company on such anniversary date. Options are exercisable for ten years after the date of the grant, provided that the optionee remains a director of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 2001, 2000 and 1999 as to the compensation of (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                                       -----------------
                                                                            AWARDS
                                                                       -----------------
                                                                          SECURITIES
                                                                          UNDERLYING
                                            ANNUAL COMPENSATION        OPTIONS/ SARS AND     ALL OTHER
                                       -----------------------------     PHANTOM STOCK        COMPEN-
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)(2)(3)      UNITS(#)(4)       SATION($)(5)
---------------------------     ----   ------------   --------------   -----------------    ------------
Frank P. Filipps..............  2001     $675,000        $900,450           285,955(6)(7)     $  8,716
Chairman of the Board and       2000     $530,000        $737,000           248,764(8)(9)     $ 47,634
Chief Executive Officer         1999     $500,000        $750,000           135,000(9)        $ 21,979
Roy J. Kasmar.................  2001     $425,000        $425,212            59,683(6)        $  8,639
President and Chief             2000     $397,500        $399,487            87,237(9)        $ 75,870
Operating Officer               1999     $336,828        $475,000            60,000           $137,836
Martin Kamarck................  2001     $343,918        $272,136            33,794(6)        $ 11,242
President of Enhance Financial
Services Group Inc.(10)
C. Robert Quint...............  2001     $300,000        $250,125            37,294(6)        $  8,591
Executive V.P., Chief           2000     $237,500        $198,906            43,604(9)        $ 18,361
Financial Officer               1999     $225,000        $247,500            37,000(9)        $ 15,862
Howard S. Yaruss..............  2001     $250,000        $220,000            26,303(6)        $  8,519
Sr. V.P., Secretary &           2000     $183,750        $137,812            26,688(9)        $ 17,446
General Counsel                 1999     $175,000        $131,250            19,500(9)        $ 18,400

---------------
 (1) Includes employee contributions to the Company's Savings Incentive Plan.

 (2) Bonus stated herein has been reduced by the phantom stock unit grants included in the Long Term Compensation Awards column of this table and the Long Term Incentive Plan Table on page 14.

 (3) All or a portion of the bonus may have been deferred pursuant to the terms of the Deferred Compensation Plan.

 (4) Previous grants have been adjusted for the 2 for 1 stock split that occurred on June 21, 2001.

 (5) For 2001, represents matching contributions by the Company under the Company's Savings Incentive Plan in the amount of $8,500 to each of the named executive offices in the table and the premiums paid by the Company for term life insurance. Commencing with fiscal 2001, the Company is not including in the Summary Compensation Table any amounts of perquisites and other personal benefits not required to be reported by the rules and regulations of the Securities and Exchange Commission.

 (6) Includes phantom stock units granted in lieu of a portion of the bonus stated herein.

 (7) Includes Mr. Filipps' reload grants totaling 150,386 options as a result of a stock swap and reload transaction which occurred in 2001.

 (8) Includes Mr. Filipps' reload grants totaling 37,706 options as a result of two stock swap and reload transactions which occurred in 2000.

 (9) Includes phantom stock units granted during prior compensation period.

(10) Employment with the Company commenced upon the acquisition of Enhance Financial Services Group on February 28, 2001. The table reflects only amounts earned following such acquisition.

     The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2001 to the executive officers of the Company named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------
                       NUMBER OF      % OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                       SECURITIES    OPTIONS/SARS                                AT ASSUMED ANNUAL RATES OF
                       UNDERLYING     GRANTED TO     EXERCISE                   STOCK PRICE APPRECIATION FOR
                        OPTIONS/      EMPLOYEES       OR BASE                   OPTION TERM (10 YEARS)($)(1)
                          SARS        IN FISCAL        PRICE      EXPIRATION    ----------------------------
NAME                   GRANTED(5)        YEAR        ($/SHARE)       DATE            5%             10%
----                   ----------    ------------    ---------    ----------    ------------    ------------
Frank P. Filipps.....   160,000(2)        8.5%       $27.1875      01/22/11      $2,735,691      $6,932,779
                        108,000(3)       5.74%       $  35.81      11/06/11      $2,432,237      $6,163,767
                         14,228(4)        .76%       $  38.00      01/21/07      $  340,020      $  861,679
                         40,301(4)       2.14%       $  38.00      01/20/04      $  963,113      $2,440,717
                         41,578(4)       2.21%       $  38.00      12/22/05      $  993,630      $2,518,055
                         54,279(4)       2.88%       $  38.00      12/16/04      $1,297,159      $3,287,256
Roy J. Kasmar........    80,000(2)       4.25%       $27.1875      01/22/11      $1,367,845      $3,466,389
                         51,975(3)       2.76%       $  35.81      11/06/11      $1,170,514      $2,966,312
Martin Kamarck.......    30,000(3)       1.59%       $  35.81      11/06/11      $  675,621      $1,712,157
C. Robert Quint......    40,000(2)       2.12%       $27.1875      01/22/11      $  683,922      $1,733,194
                         29,970(3)       1.59%       $  35.81      11/06/11      $  674,945      $1,710,445
Howard S. Yaruss.....    25,000(2)       1.33%       $27.1875      01/22/11      $  427,451      $1,083,246
                         22,000(3)       1.17%       $  35.81      11/06/11      $  495,455      $1,255,582

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission by rule and therefore are not intended to and do not forecast possible future appreciation in the value of the common stock of the Company. The applicable rules of the Securities and Exchange Commission permit the Company to use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. However, the Company did not use such alternative formula because it does not believe that any alternative formula would determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) These options vest in four equal installments on each anniversary of January 22 in 2003, 2004, 2005 and 2006. The options have a reload feature whereby options exercised may be paid for with previously owned mature shares of common stock and a regrant of the number of options equal to those shares exchanged will occur at the then current fair market value for the remaining term of the original option grant.

(3) These options vest in four equal installments on each anniversary of November 6 in 2002, 2003, 2004 and 2005. The options have a reload feature as described in Note (2) above.

(4) These stock options were granted as reloads as a result of the exercise of options by Mr. Filipps using previously owned shares of the Company's common stock. The potential realizable value columns reflect appreciation only through the remainder of the original option terms.

(5) Grants prior to June 21, 2001 have been adjusted to reflect the 2 for 1 stock split that occurred on that date.

     The following table sets forth certain information concerning exercises of stock options during the year ended December 31, 2001 and the value of unexercised stock options at December 31, 2001 for the executive officers of the Company named in the Summary Compensation Table.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS/ SARS AT         IN-THE-MONEY OPTIONS/ SARS
                           SHARES                        DECEMBER 31, 2001(2)(4)       AT DECEMBER 31, 2001($)
                        ACQUIRED ON        VALUE       ---------------------------   ---------------------------
NAME                   EXERCISE(#)(4)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   --------------   -----------    -----------   -------------   -----------   -------------
Frank P. Filipps.....     280,526       $7,299,345(3)    265,672        476,750      $1,896,898     $7,906,276
Roy J. Kasmar........      60,000       $1,070,378       107,098        191,075      $2,069,994     $2,947,226
Martin Kamarck.......          --               --        61,596         30,000      $  343,297     $  214,200
C. Robert Quint......          --               --       187,750        141,220      $6,014,147     $2,428,040
Howard S. Yaruss.....          --               --        28,000         84,500      $  513,873     $1,347,478

---------------
(1) At December 31, 2001, the closing price of a share of the Company's common stock on the New York Stock Exchange was $42.95.

(2) There is a reload feature attached to outstanding option grants whereby options exercised may be paid for with previously owned shares of common stock and a regrant of the number of options equal to those shares exchanged will occur at the then current fair market value for the remaining term of the original option grant.

(3) Shares were exercised pursuant to a stock swap and subsequent reload.

(4) Grants prior to June 21, 2001 have been adjusted to reflect the 2 for 1 stock split that occurred on that date.

     The following table sets forth certain information concerning grants made with respect to the year ended December 31, 2001 of phantom stock units under the Company's Equity Compensation Plan to the executive officers of the Company named in the Summary Compensation Table.

                          LONG-TERM INCENTIVE PLANS --
                    PHANTOM STOCK AWARDS IN LAST FISCAL YEAR

                                                      NUMBER OF SHARES,      PERFORMANCE OR OTHER PERIOD
NAME                                                UNITS OR OTHER RIGHTS   UNTIL MATURATION OR PAYOUT(5)
----                                                ---------------------   -----------------------------
Frank P. Filipps..................................         15,000(1)            January 2, 2002
                                                           13,352(2)           February 7, 2002
                                                           12,000(4)            March 16, 2003
                                                           15,569(3)           January 16, 2003
Roy J. Kasmar.....................................          7,237(2)           February 7, 2002
                                                            7,708(3)           January 16, 2003
Martin Kamarck....................................          3,794(3)           January 16, 2003
C. Robert Quint...................................          3,000(1)            January 2, 2002
                                                            3,603(2)           February 7, 2002
                                                            3,000(4)            March 16, 2003
                                                            4,324(3)           January 16, 2003
Howard S. Yaruss..................................          2,000(1)            January 2, 2002
                                                            1,689(2)           February 7, 2002
                                                            2,000(4)            March 16, 2003
                                                            2,303(3)           January 16, 2003

---------------
(1) Represents the grant of phantom stock units to select key employees and executive officers based on the fair market value of the common stock on December 17, 1999 ($45.25 per share).

(2) Represents the grant of phantom stock units as part of the executive officers' 2000 annual bonus, based on the fair market value of the common stock on January 22, 2001 ($27.1875 per share).

(3) Represents the grant of phantom stock units as part of the executive officers' 2001 annual bonus, based on the fair market value of the common stock on November 6, 2001 ($35.81 per share), the date as of which bonus amounts were calculated.

(4) Represents the grant of phantom stock units to select key employees and executive officers based on the fair market value of the common stock on February 28, 2001 ($30.925 per share).

(5) The phantom stock units granted in lieu of cash bonus vest one year from the date granted and must be exercised within 15 days of the date the phantom stock units vest. The units are payable in Company common stock. Other phantom stock unit awards generally vest two years from date of grant and must be exercised within 15 days of the date they vest.

CHANGE IN CONTROL AGREEMENTS

     See the section entitled "CERTAIN TRANSACTIONS" on page 20 of this Proxy Statement for a description of change in control agreements between the Company and its executive officers.

DEFERRED COMPENSATION PLAN

     In October 1999, the Board of Directors of the Company approved a Deferred Compensation Plan for certain key officers. The Deferred Compensation Plan affords the key officers the opportunity to elect to defer receipt of their annual bonus monies. This program provides a way for key officers to defer income and tax liability while earning a rate of return equal to either (i) 200 basis points above the U.S. 30-year Treasury rate or (ii) the Company's return on equity.

COMPANY PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Board of Directors of the Company established the Company's Pension Plan (the "Pension Plan") in 1992. The Pension Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. All salaried and hourly employees of the Company are eligible to participate in the Pension Plan upon the attainment of 20 1/2 years of age and one year of eligible service. A participant is generally fully vested after five years of service subsequent to age 18.

     The amount of the annual normal retirement benefit of a participant is the sum of (i) 1.1% of his average base salary (up to a statutory maximum equal to $170,000 in 2001) for the five consecutive calendar years for which such average is highest ("Average Annual Salary") multiplied by his number of years of credited service not in excess of 35 years, plus (ii) 0.5% of the participant's Average Annual Salary in excess of the average of the annual Social Security taxable wage bases in effect for each of the 35 calendar years ending with the calendar year in which he attains Social Security retirement age multiplied by his number of years of credited service not in excess of 35 years, plus (iii) 0.5% of the participant's Average Annual Salary multiplied by his number of years of credited service in excess of 35 years.

     In January 1997, the Board of Directors of the Company established a nonqualified Supplemental Executive Retirement Plan ("SERP") for selected senior officers of the Company. This plan is intended to provide certain officers with a supplemental retirement program to the Pension Plan. The difference between the SERP and the Pension Plan is that the SERP is not subject to the statutory cap on compensation that may be taken into account for the calculation of benefits ($170,000 in 2001) and the statutory cap on actual benefits ($135,000 in 2001). The benefit under the SERP is determined using the same formula as that under the Pension Plan but is based on total compensation (inclusive of salary and bonus) up to 150% of average base pay for the three consecutive calendar years for which such base pay is the highest.

     The following table sets forth the approximate annual retirement benefits that a full-time employee, including an officer, may receive under the Company's Pension Plan, assuming selection of a single life annuity and retirement at age 65, based on the indicated assumptions as to Average Annual Salary and years of credited service. The following table assumes that the Company was in existence for the entire year of 1992. Benefits shown in the following table in excess of $135,000 are payable by the Company only to persons designated by the Board of Directors as eligible to participate in the SERP.

                               RADIAN GROUP INC.
                               PENSION PLAN TABLE

                                        YEARS OF CREDITED SERVICE
   AVERAGE      -------------------------------------------------------------------------
ANNUAL SALARY      5         10         15         20         25         30         35
-------------   -------   --------   --------   --------   --------   --------   --------
 $  100,000     $ 7,100   $ 14,200   $ 21,300   $ 28,400   $ 35,500   $ 42,600   $ 49,700
 $  150,000      11,100     22,200     33,300     44,400     55,500     66,600     77,700
 $  170,000      12,700     25,400     38,100     50,800     63,500     76,200     88,900
 $  200,000      15,100     30,200     45,300     60,400     75,500     90,600    105,700
 $  250,000      19,100     38,200     57,300     76,400     95,500    114,600    133,700
 $  300,000      23,100     46,200     69,300     92,400    115,500    138,600    161,700
 $  500,000      39,100     78,200    117,300    156,400    195,500    234,600    273,700
 $  750,000      59,100    118,200    177,300    236,400    295,500    354,600    413,700
 $1,000,000      79,100    158,200    237,300    316,400    395,500    474,600    553,700

     For the year ended December 31, 2001, the base salary covered by the Pension Plan for the officers named in the Summary Compensation Table in this Proxy Statement is set forth in the "salary" column of the Summary Compensation Table. The credited years of service as of December 31, 2001 for each such officer is as follows: Mr. Filipps -- 9 years; Mr. Kasmar -- 6 years; Mr. Yaruss -- 5 years and Mr. Quint -- 18 years. Mr. Kamarck continues to participate in the Enhance Reinsurance Pension Plan detailed in this section.

ENHANCE REINSURANCE PENSION PLAN

     The Company continues to maintain the defined benefit pension plan of Enhance Financial Services Group Inc. ("Enhance"), which the Company acquired in 2001, named the Enhance Reinsurance Pension Plan ("Enhance Pension Plan"), for employees of Enhance and its direct wholly-owned subsidiaries. The Enhance Pension Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Employees of Enhance and its direct wholly-owned subsidiaries who have attained age 21 and who have completed at least one year of service are eligible to participate in the Enhance Pension Plan. The Enhance Pension Plan provides a normal retirement benefit at normal retirement (the earlier of the date on which a participant (a) has attained age 65 and completed five years of participation or (b) has attained age 62 and completed 10 years of participation) equal to 2.25% of the participant's compensation (up to the statutory maximum of $170,000) multiplied by his or her years of service up to his or her first 15 years, plus 1.75% of the participant's compensation (up to the statutory maximum) multiplied by his or her years of service for his or her next 10 years, plus 1% of the participant's compensation multiplied by his or her years of service for his or her next five years. Compensation, under the Enhance Pension Plan, is defined as the average of the participant's three highest consecutive years of earnings.

     In addition, in 1999 Enhance adopted, a non-qualified supplemental pension plan (the "Enhance SPP"). All employees of the Enhance who are eligible to participate in the Enhance Pension Plan and who receive total annual compensation in excess of the Code Maximum are eligible to participate in the Enhance SPP. The Enhance SPP provides a retirement benefit supplemental to benefits provided by the Enhance Pension Plan equal to 1.75% of the participant's compensation above the Code Maximum multiplied by his or her years of service up to his or her first 25 years, plus 1.0% of the participant's compensation above the Code Maximum multiplied by his or her years of service for his or her next five years. Compensation is defined as the average of the participant's three highest consecutive years of earnings. The vested percentage of a participant will be the lower of (a) 20% per year of service beginning after two years of service such that his or her vested percentage is 100% after six years, and (b) such other rate per year as will cause a given participant to be fully vested at age 60. For purposes of determining a participant's retirement benefit and vested percentage, "years of service" and "years of participation," while not synonymous, include service with the Company and certain service with predecessor employers. Also, for purposes of the Enhance SPP, in addition to each such executive officer's actual years of service, upon becoming fully vested under the terms of the Enhance Pension Plan, each participant in the Enhance SPP who is or subsequently becomes an executive officer of Enhance at the level of Executive Vice President and above will be credited with additional years of employment services under the EPP equal to the excess of five over the actual years of employment service credited to that officer under the EPP prior to its effective date.

     The following table sets forth the approximate annual retirement benefits payable under the Enhance Pension Plan assuming retirement at normal retirement age at various levels of compensation and years of service. Such benefits are based on a straight life annuity and are not subject to any deduction for Social Security or other offset amounts.

                              ENHANCE REINSURANCE
                               PENSION PLAN TABLE

  HIGHEST                              YEARS OF CREDITED SERVICE
  AVERAGE      --------------------------------------------------------------------------
COMPENSATION      5          10         15         20         25         30       35(1)
------------   --------   --------   --------   --------   --------   --------   --------
 $  100,000    $ 11,250   $ 22,500   $ 33,750   $ 42,500   $ 51,250   $ 56,250   $ 56,250
 $  150,000      16,875     33,750     50,625     63,750     76,875     84,375     84,375
 $  170,000      19,125     38,250     57,375     72,250     87,125     95,625     95,625
 $  200,000      22,500     45,000     67,500     85,000    102,500    112,500    112,500
 $  250,000      28,125     56,250     84,375    106,250    128,125    140,625    140,625
 $  300,000      33,750     67,500    101,250    127,500    153,750    168,750    168,750
 $  500,000      56,250    112,500    168,750    212,500    256,250    281,250    281,250
 $  750,000      84,375    168,750    253,125    318,750    384,375    421,875    421,875
 $1,000,000     112,500    225,000    337,500    425,000    512,500    562,500    562,500

---------------
(1) The Enhance Pension Plan limits service to 30 years for benefit purposes.

     As of the year ended December 31, 2001, Mr. Martin Kamarck, the officer named the in the Summary Compensation Table who participates in the Enhance Pension Plan, had 3 years of credited service and participation under the Enhance Pension Plan.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The Stock Option and Compensation Committee (the "Committee") of the Company's Board of Directors has provided the following report on executive compensation for the year ended December 31, 2001:

COMPENSATION PHILOSOPHY

     The Committee believes that the Company's executive compensation program should be closely related to the services that the executives deliver to the Company and the value such services bring to the stockholders of the Company. Therefore, in practice, it believes an executive's compensation should be based, in part, on the achievement by the Company of certain specified financial objectives and, in part, on the achievement by the executive of specific, individual objectives. The Company's financial objectives are recommended by management and are approved by the Committee and further ratified by the full Board of Directors. Achievement of both corporate and individual objectives should lead to improved performance and greater value to the stockholders. The Committee has worked with an outside consultant which has reviewed the Company's compensation programs compared to those provided by similar organizations.

TYPES OF COMPENSATION

     The Company's executive compensation program has three components: annual base salary, annual bonus, and stock options. The variable portions of the executive compensation program (annual bonus and stock options) are directly tied to the results of the Company's operations. The annual bonus has been designed to recognize shorter-term results while awards of stock options have been implemented to recognize sustained corporate growth and profitability.

ANNUAL BASE SALARY

     The annual base salary levels for the Company's executive officers are intended to be competitive with salaries for executive officers in comparable industries with similar levels of responsibility. The Company believes the salaries are competitive. Salaries paid to executive officers are fixed by the Committee. The Committee grants periodic salary increases, if warranted, after a review of individual performance and an assessment of the competitiveness of the executive's current salary.

ANNUAL BONUS

     The annual bonus plan is designed to reflect the achievement of specific individual and corporate goals and objectives. The award of an annual bonus recognizes the individual contributions of an executive officer to the Company's operations. Each executive officer's contributions are measured against specific goals and objectives established by each executive officer and the Committee at the beginning of the year for the executive officer and the Company. Among the factors considered in establishing corporate objectives are the Company's return on equity, net income, combined ratio, growth in earnings and revenue, reduction in expenses, and increases in productivity. Individual objectives are based on the executive's position with the Company or an affiliate. Each year, the Chairman of the Company reviews the performance of all executive officers and makes specific recommendations to the Committee regarding the amount of annual bonus, if any, to be awarded. The amount of the annual bonus is dependent upon achieving specific goals and objectives. The amount of the annual bonus actually awarded to an executive officer is dependent on meeting or exceeding specific annual targets. Failure to reach the targeted goals results in lower annual bonus awards and may, in the appropriate circumstances, result in no award. Starting with annual bonuses earned in 2000 by executive officers and other key officers designated by Mr. Filipps, a portion will be paid in phantom stock units of the Company. Because the attainment of the goals and objectives of the Company should lead to increased stockholder returns, the Committee believes the annual bonus plan creates a direct relationship between executive compensation and the creation of additional value for the stockholders.

LONG-TERM EQUITY INCENTIVE

     The Company's 1992 Stock Option Plan and 1995 Equity Compensation Plan provide the Company the opportunity to reward the contributions of key employees -- executive officers and others. Based upon a review of practices by corporations of similar size and/or business and management's recommendations, the Committee has approved guidelines that provide for stock option grants to executive officers (and key employees) upon the occurrence of one or more of the following events: (i) initial employment; (ii) promotion to a new, more senior position with increased responsibility and accountability; and (iii) the attainment of specific goals and objectives by an executive officer or key employee and the Company.

     The Committee reviews the individual performance of Messrs. Filipps and Kasmar. The performance of the other executive officers of the Company is reviewed by Mr. Filipps, who makes specific recommendations to the Committee regarding the eligibility of, and the number of stock options to be granted to, those executive officers of the Company who have made significant contributions to the Company's results of operations.

     To make its determinations, the Committee evaluates the performance of the Company during a calendar year by examining a number of factors including the Company's competitive position, growth in earnings, return on equity and other specific corporate goals and objectives, and, in the case of executive officers other than the Chief Executive Officer, examines the recommendations of the Chief Executive Officer. The Committee grants, subject to approval and ratification by the Board of Directors, stock options to the Chief Executive Officer and other executive officers and key employees.

     On January 22, 2001 and November 6, 2001, the executive officers of the Company named in the "Summary Compensation Table" were granted options to purchase shares of common stock as set forth in the "Option/SAR Grants in Last Fiscal Year" table on page 12 of this Proxy Statement. During 2001, the executive officers of the Company as a group were granted options to purchase 584,195 shares (not including: (i) phantom stock units set forth in the "Long Term Incentive Plans" table on page 14 of this Proxy Statement; or (ii) Mr. Filipps' options that were reloaded in 2001).

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Filipps' annual compensation is fixed by the Committee. The Committee may grant periodic salary increases, if warranted, after a review of Mr. Filipps' performance and an assessment of the competitiveness of Mr. Filipps' current base salary. The award of an annual bonus recognizes Mr. Filipps' contributions to the Company's overall results. Contributions are measured against specific goals and objectives which are established by the Committee at the beginning of each year. In setting Mr. Filipps' salary for fiscal year 2001, the Committee considered the Company's return on equity, combined ratio, growth in earnings and revenue, reduction in expenses, increases in profitability, changes in the Company's risk profile, and implementation of the Company's strategic plans (including the plan to diversify the Company's revenues) as well as other key measures of the Company's performance.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's Chief Executive Officer and the four next most highly compensated executive officers, except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The amendments to the Company's 1992 Stock Option Plan approved at its 1995 Annual Meeting were designed to bring the 1992 Stock Option Plan into compliance with Section 162(m). The Company's 1995 Equity Compensation Plan was also drafted to comply with Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. The Committee intends to retain the deductibility of compensation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Company and its stockholders.

             MEMBERS OF THE STOCK OPTION AND COMPENSATION COMMITTEE

                         Robert W. Richards (Chairman)
                                Claire M. Fagin
                                Rosemarie Greco
                                Ronald W. Moore

The preceding report, and the stockholder return graph below, do not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission.

                         TOTAL STOCKHOLDER RETURN GRAPH

     Set forth below is a line graph comparing the cumulative total return to stockholders of a $100 investment in (i) the Company's common stock, (ii) the Standard and Poor's 500 index, and (iii) a peer group constructed by the Company for the period December 31, 1996 through December 31, 2001. In view of the changes in the company's business, most notably the diversification into financial guaranty insurance, the Company has changed its peer group. The new group of peer companies, consisting of MGIC Investment Corporation, PMI Group, ACE Ltd., XL Capital Ltd., MBIA, Inc. and AMBAC Financial Group Inc., was selected based on its closer resemblance to the Company as a result of its business mix and market capitalization. The five companies in the old peer group were MGIC Investment Corporation, PMI Group, Triad Guaranty Inc., Fannie Mae and Freddie Mac. The graph reflects figures for both the old peer group and the new one.

     Total stockholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end and the beginning of the period, by (ii) the share price at the beginning of the period.

[PERFORMANCE GRAPH]

                                INDEXED RETURNS
                                  YEARS ENDING

----------------------------------------------------------------------------------------------------------------
                                       Base
                                      Period
Company Name/ Index                   Dec 96       Dec 97       Dec 98       Dec 99       Dec 00       Dec 01
----------------------------------------------------------------------------------------------------------------
 RADIAN GROUP INC                      100         164.75       125.65       130.94       206.30       236.55
 S&P 500 INDEX                         100         133.36       171.48       207.56       188.66       166.24
 NEW PEER GROUP                        100         153.38       143.00       136.68       200.33       202.38
 OLD PEER GROUP                        100         155.22       203.65       172.38       244.53       230.22

General comments regarding the Total Stockholder Return Graph:

(1) The graph assumes reinvestment of dividends.

(2) Past total stockholder returns may not be indicative of returns to be achieved in the future or for periods of time longer than the periods shown in the above graph.

                              CERTAIN TRANSACTIONS

     Prior to the Company's initial public offering in October 1992, the Company and Radian Guaranty, were indirect subsidiaries of Reliance Group Holdings, Inc. ("Reliance"). Mr. Wender, Lead Director of the Company, was Chairman of the Board and Chief Executive Officer of Commonwealth Land Title Insurance Company ("Commonwealth"), an indirect subsidiary of Reliance at that time. Concurrently with the initial public offering, Commonwealth purchased 800,000 shares of the Company's $4.125 preferred stock for an aggregate purchase price of $40.0 million. On February 27, 1998, Commonwealth was acquired by LandAmerica Financial Group, Inc. who, as successor to Commonwealth, now owns the preferred stock. Dividends on the preferred stock are payable quarterly and for the year ended December 31, 2001 totaled $3.3 million. The preferred stock is redeemable, in whole or from time to time in part, at the option of the Company, at $54.125 per share beginning on August 15, 2002 and declining to $50.00 per share on August 15,

2005. On August 15 of each year beginning in 2002, the Company is obligated, to the extent it has funds legally available therefor, to redeem 72,000 shares of preferred stock (80,000 shares in 2012) at a redemption price of $50.00 per share. In the event that dividends on the preferred stock are in arrears and unpaid in an amount equal to six quarterly dividends, the size of the Company's Board of Directors will be increased by two to permit the holders of the preferred stock, voting separately as a class, to elect two directors. The Company may not consummate any Fundamental Transaction (defined as a merger, consolidation, sale of assets or similar transaction on which the holders of the common stock are entitled to vote) unless such transaction is approved by two-thirds of the outstanding shares of the preferred stock. In connection with the sale of preferred stock, the Company granted to Commonwealth certain rights to register the preferred stock under the Securities Act of 1933, as amended.

     The Company has entered into change in control agreements with each of Messrs. Frank P. Filipps, Roy J. Kasmar, C. Robert Quint, Scott C. Stevens, and Howard S. Yaruss. The change in control agreements have initial terms of three years and upon expiration of such period will be automatically extended for successive one-year terms, unless terminated by either party. The change in control agreements provide that in the event that, within two years after a "change in control" of the Company or Radian Guaranty, the executive's employment is terminated (i) by the Company for any reason other than (1) the executive's continued illness, injury or incapacity for a period of twelve consecutive months or (2) for "cause", which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries taken as a whole, or (ii) by the executive in the event of relocation or certain specified adverse changes in employment status and compensation, the executive would be entitled to a lump-sum cash payment equal to two times (1) the executive's then current annual base compensation plus (2) the target bonus for the year in which a termination occurs. Additionally, upon a change in control (as defined in the agreements), all options and phantom stock units not then vested would fully vest, and any restricted stock previously granted to the executive which has not yet vested or become freely transferable would become fully vested and freely transferable.

     Enhance Financial Services Group Inc., a wholly-owned subsidiary of the Company ("Enhance"), has entered into a Second Amended and Restated Change-In-Control Protection Agreement with Martin Kamarck. Under that agreement, if Mr. Kamarck's employment is terminated by Enhance and its subsidiaries without cause or if he departs with good reason within 24 months after a change of control. Mr. Kamarck is entitled to cash severance in a lump sum equal to three times his then annual compensation (including a bonus component represented by the prior year's bonus). He is also entitled to receive a bonus for the year of termination pro rata through the date of termination and become immediately and fully vested in Enhance's non-qualified Supplemental Pension Plan. In addition, he is entitled to receive outplacement assistance, will remain covered under Enhance's and its subsidiaries' welfare benefit and perquisite programs offered and will be entitled to continue to participate in the Company's Stock Incentive Plan (including the receipt of Company matching contributions) for a period of time following termination. Furthermore, all of his options and other long-term incentives become immediately vested upon a change in control.

     Anthony W. Schweiger, a member of the Board of Directors, is a Managing Principal of e-brilliance, LLC, a specialized Information Technology consulting and education firm. Mr. Schweiger maintains a 27% ownership interest in e-brilliance. Radian Guaranty entered into a contract with e-brilliance and paid it $177,250 for services rendered in 2001. Mr. Schweiger's association with e-brilliance has been reviewed by the disinterested members of the Board of Directors of the Company (pursuant to the New York Stock Exchange rules). It was determined that Mr. Schweiger's relationship with e-brilliance does not interfere with his exercise of independent judgment as it relates to his participation on the Audit Committee. The Board of Directors of the Company concluded that Mr. Schweiger does not have a controlling interest in the overall business arrangements between Radian Guaranty and e-brilliance.

               II.  STOCKHOLDER APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors of the Company recommends that the stockholders approve the firm of Deloitte & Touche LLP as the independent auditors to audit the books, records and accounts of the Company for the current fiscal year. Deloitte & Touche LLP also served as the Company's independent auditors for the fiscal year ended December 31, 2001.

     Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. The Board of Directors unanimously recommends a vote FOR this proposal. If the stockholders fail to approve the appointment of Deloitte & Touche LLP, the Board of Directors of the Company will reconsider whether or not to retain the firm. It is understood that even if the selection of Deloitte & Touche LLP is approved, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     A representative of Deloitte & Touche LLP is expected to attend the 2002 annual meeting of stockholders. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder' questions.

AUDIT COMMITTEE REPORT

     The members of the Audit Committee of the Company's Board of Directors have submitted the following report for the year ended December 31, 2001:

     The functions of the Audit Committee are: To recommend to the Board of Directors the independent auditors to be nominated and retained by the Company (subject to Board approval), to review the independence of such auditors and monitor the professional services provided, to review and approve the financial results of the Company, to review and approve the scope of the annual audit activities of the independent auditors, to review audit results with the independent auditors, to review with the independent auditors and management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial controls, and to assist the Board of Directors in fulfilling its fiduciary responsibilities as to the system of internal controls, accounting policies and reporting practices of the Company and the sufficiency of auditing relative thereto. The committee held five meetings during 2001.

     The Audit Committee has reviewed and discussed the Consolidated Financial Statements of Radian Group Inc. and Subsidiaries for the years ended December 31, 2001, 2000 and 1999 (the "Audited Financial Statements") with management of the Company, and has discussed with Deloitte & Touche LLP, the Company's independent auditors for the fiscal year 2001, the matters required to be discussed by SAS 61, "Codification of Statements on Auditing Standards, AU sec. 380", as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

     Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to oversee these processes. It is neither the duty nor the responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     Based on the foregoing review and discussions, the Audit Committee has recommended to the Board of Directors that the Audited Financial Statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the U.S. Securities and Exchange Commission.

AUDIT FEES

     During fiscal year 2001, Deloitte & Touche LLP provided various audit, audit related and non-audit services to the Company as follows:

          a) AUDIT FEES: The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $495,000;

          b) FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The aggregate fees billed by Deloitte & Touche LLP for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2001 were $356,153; and

          c) ALL OTHER FEES: The aggregate fees billed by Deloitte & Touche LLP for professional services related to all other services provided during the fiscal year ended December 31, 2001 were $873,987, including audit related services of approximately $415,000 and non-audit services of $459,000. Audit related services generally include fees for consents and comfort letters and for the audits of the company's employee benefit plans.

                         MEMBERS OF THE AUDIT COMMITTEE

                           David C. Carney (Chairman)
                               Stephen T. Hopkins
                               James W. Jennings
                              Anthony W. Schweiger

The preceding report does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission.

     In reviewing the independence of Deloitte & Touche LLP, the Audit Committee considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Deloitte & Touche LLP.

     The Audit Committee, at its October 2000 meeting, approved and adopted the Charter of the Audit Committee of the Board of Directors, a copy of which was attached to the 2001 proxy statement.

                              III.  OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their best judgment.

                         STOCKHOLDER PROPOSALS FOR THE
                              2003 ANNUAL MEETING

     Stockholders must submit proposals on matters appropriate for stockholder action at annual meetings, including director nominations, in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the Proxy Statement and Proxy Card relating to the 2003 annual meeting, such proposals must be received by the Company no later than December 6, 2002 and must otherwise meet the requirements of the rules of the Securities and Exchange Commission. Proposals should be directed to the attention of the Secretary of the Company.

     Where a stockholder submits a proposal for consideration at the 2003 annual meeting outside of the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 rather than for inclusion in the Proxy Statement and Proxy Card relating to the 2003 annual meeting, the stockholder must comply with the procedure set forth in the Company's By-laws. This means that the proposal must be received by the Secretary of the Company at least 60 days before the 2003 annual meeting (except that if the Company gives less than 75 days' notice of the 2003 annual meeting, then the proposal must be received by the Secretary of the Company no later than the close of business on the 15th day after the day on which the Company mails the notice of the 2003 annual meeting).

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 2001, including financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to C. Robert Quint, Executive Vice President, Chief Financial Officer, Radian Group Inc., 1601 Market Street, Philadelphia, PA 19103.

                                          By Order of the Board of Directors,

                                          HOWARD S. YARUSS
                                          Secretary

April 5, 2002

--------------------------------------------------------------------------------

                               RADIAN GROUP INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Frank P. Filipps, Howard S. Yaruss, and
C. Robert Quint, and each of them, individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of Radian Group Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 1601 Market St., 11th floor, Philadelphia, PA, on Tuesday, May 7, 2002 at 9:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated in each case April 5, 2002. All other proxies heretofore given by the undersigned to vote shares of the Company's Common Stock are expressly revoked.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE STOCKHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL REFERRED TO IN ITEM 1 AND 2.


                                   RADIAN GROUP, INC.
                                   P.O. BOX 11024
                                   NEW YORK, N.Y. 10203-0024


To change your address, please mark this box. / /

                             DETACH PROXY CARD HERE
______________________________________________________________________________

      Sign, Date and Return the              [ X ]
[  ]  Proxy Card Promptly Using     Votes must be indicated
      the Enclosed Envelope.        (x) in Black or Blue ink.

1. To elect directors, for terms as described herein, each to serve until               FOR [  ]   WITHHOLD [  ]   EXCEPTIONS [  ]
   their successors shall be elected and qualified;                                     ALL         FOR ALL

   Nominees: David C. Carney, Howard B. Culang, Rosemarie Greco and Ronald W.
   Moore.

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE
   PROVIDED BELOW.)

   *Exceptions _________________________________________________________________




                                                                                        FOR         AGAINST        ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as                               [   ]         [   ]          [   ]
   the Company's Independent auditors for the year ending
   December 31, 2002; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  _________
 |
 |
 |
 |
 |                             | Please sign exactly as name or names appear
 |                             | on this proxy. If stock is held jointly, each
 |                             | holder should sign. If signing as attorney,
                               | trustee, executor, administrator, custodian,
                               | guardian, or authorized officer, please give
                               | full title.
                       ________|
                                 Date |  Share Owner sign here   | Co-Owner
                                      |                          | sign here
                                      |                          |
                                      |                          |
                                      |                          |
                                 _____|__________________________|_____________

_______________________________________________________________________________

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